UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Revised Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BMC SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

BMC Software, Inc.

2101 CityWest Boulevard

Houston, Texas 77042

(713) 918-8800

July 3, 2012

Dear stockholder:

We are pleased to announce BMC Software, Inc. (“BMC” or the “Company”) and Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”) have reached a settlement agreement (the “Settlement Agreement”) with respect to Elliott’s solicitation for the election of their nominees as directors of BMC at our 2012 annual meeting of stockholders (the “Annual Meeting”) pursuant to Elliott’s proxy statement filed with the Securities and Exchange Commission on June 14, 2012. The Company and Elliott have determined that they can best serve the Company’s stockholders by resolving this proxy contest and seeking to work together in a productive manner.

The Settlement Agreement, which is described in the accompanying supplement to the Company’s proxy statement (the “Supplement”), will enable the Company’s board of directors (the “Board”) and management to continue to focus on maximizing stockholder value and providing superior returns to all of the Company’s stockholders. As part of the Settlement Agreement, the Company has increased the number of seats on the Board from ten to twelve and nominated two of Elliott’s nominees, Carl James Schaper and John M. Dillon, for election as new directors at the Annual Meeting. Messrs. Dillon and Schaper have been added to the Company’s original slate of the following directors: Robert E. Beauchamp, Jon E. Barfield, Gary L. Bloom, Meldon K. Gafner, Mark J. Hawkins, Stephan A. James, P. Thomas Jenkins, Louis J. Lavigne, Jr., Kathleen A. O’Neil and Tom C. Tinsley. All twelve candidates have been nominated to serve for a term set to expire in 2013.

In light of the Settlement Agreement, the Board and Elliott join in supporting the revised slate of nominees and urge you to elect the twelve nominees by voting on the enclosed WHITE proxy card. The Company and Elliott request that you NOT vote on any proxy cards previously supplied by the Company or Elliott. If you have already voted on a proxy card previously supplied by the Company or Elliott, we request that you SUBMIT A NEW VOTE USING THE ENCLOSED WHITE PROXY CARD.

The Supplement describes whether and, where applicable, how your shares will be voted in the event you already voted on a proxy card previously supplied by the Company or Elliott and do not submit a new vote using the enclosed white proxy card.

Please review the Supplement and vote using the enclosed WHITE proxy card, regardless of whether you voted on a card previously supplied by the Company or Elliott.

The Company assures you that our Board and management will continue to act in the best interest of all of the Company’s stockholders. Thank you for your ongoing support of, and continued interest in, BMC Software, Inc.

Very truly yours,

ROBERT E. BEAUCHAMP
Chairman of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on July 25, 2012: The Notice of Annual Meeting of Stockholders, BMC’s Proxy Statement, the Supplement to BMC’s Proxy Statement and our 2012 Annual Report to Stockholders are available at www.dfking.com/bmc.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES

YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact D.F. King & Co., Inc., which is assisting BMC Software, Inc. in the solicitation of proxies:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Shareholders please call toll-free: 1-800-628-8536

BMC SOFTWARE, INC.

2101 CityWest Boulevard

Houston, Texas 77042-2827

SUPPLEMENTARY INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

July 25, 2012

This statement (the “Supplement”) supplements and amends the proxy statement dated June 5, 2012 (the “Proxy Statement”) of BMC Software, Inc. (the “Company” or “BMC”) furnished to holders of the Company’s common stock (the “Common Stock”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 25, 2012, or any adjournment or postponement thereof. The Annual Meeting will be held at 8:00 a.m., local time, in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261. The record date for the determination of the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is June 4, 2012, which is the same record date specified in the Proxy Statement. The Notice of Annual Meeting of Stockholders, Proxy Statement, a white proxy card and our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, which constitutes our 2012 annual report to our stockholders, were first made available on or about June 5, 2012 to all stockholders entitled to vote at the Annual Meeting. This Supplement, which should be read in conjunction with the Proxy Statement, is first being mailed to stockholders on or about July 3, 2012.

On July 2, 2012, both Elliott Associates, L.P. and Elliott International, L.P. (together, “Elliott”) and the Company entered into a settlement agreement (the “Settlement Agreement”) with respect to Elliott’s solicitation for the election of their nominees as directors of BMC at the Annual Meeting pursuant to Elliott’s proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 14, 2012. As part of the Settlement Agreement, the Company will increase the number of seats on the Board from ten to twelve, effective as of the Annual Meeting, and nominated two of Elliott’s nominees, Carl James Schaper and John M. Dillon (the “Elliott Nominees”), for election as new directors, at the Annual Meeting. Messrs. Dillon and Schaper will be added to the Company’s slate of the following directors: Robert E. Beauchamp, Jon E. Barfield, Gary L. Bloom, Meldon K. Gafner, Mark J. Hawkins, Stephan A. James, P. Thomas Jenkins, Louis J. Lavigne, Jr., Kathleen A. O’Neil and Tom C. Tinsley. All twelve candidates have been nominated to serve for a term to expire in 2013. For additional information regarding the Settlement Agreement, refer to the section below captioned “Background.”

The WHITE proxy card enclosed with this Supplement differs from the white proxy card previously furnished to you with the Proxy Statement in that the enclosed white proxy card includes the names of John M. Dillon and Carl James Schaper, in addition to the names of Robert E. Beauchamp, Jon E. Barfield, Gary L. Bloom, Meldon K. Gafner, Mark J. Hawkins, Stephan A. James, P. Thomas Jenkins, Louis J. Lavigne, Jr., Kathleen A. O’Neil and Tom C. Tinsley. If you previously submitted a WHITE proxy card and do not submit a revised WHITE proxy card, then your vote will be cast in accordance with the previously submitted WHITE proxy card. If you voted FOR ALL or WITHHOLD ALL with respect to the director nominees in your previously submitted WHITE proxy card, your vote will be cast in the same manner with respect to Messrs. Dillon and Schaper. The Board unanimously recommends that you vote FOR each of the nominees.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. Whether or not you plan to attend the Annual Meeting, we hope you will read this Supplement and the Proxy Statement carefully and vote for the Board’s recommended nominees by promptly submitting a proxy by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the postage-paid envelope provided or by submitting your proxy by telephone or the Internet as soon as possible. Instructions regarding telephone and Internet voting are included on the WHITE proxy card or voting instruction form (or, if applicable, your electronic delivery notice). If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-628-8536. If you have Internet access, we encourage you to record your vote on the Internet as it is convenient for you and it saves us significant postage and processing costs. Proxies may be revoked, or the votes reflected in the proxy changed, by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, by completing another proxy by using the telephone or Internet or by attending the Annual Meeting and voting in person. Instructions regarding telephone and Internet voting are included on the WHITE proxy card or voting instruction form (or, if applicable, your electronic delivery notice). For additional information regarding the voting of your shares, please refer to the section below captioned “Voting of Proxies.”

By Order of the Board of Directors,

PATRICK K. TAGTOW
Senior Vice President, General Counsel and Secretary

Majority Voting

Because the Company and Elliott have settled Elliott’s proxy contest, the election of nominees for director at the 2012 Annual Meeting is no longer a contested election, and as a result, a nominee will be elected if he or she receives an affirmative vote of a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting. Abstentions are not votes cast and will have no effect on the outcome. In 2010, our Board amended our Corporate Governance Guidelines to include a director resignation policy. Under our director resignation policy, if a director fails to receive a majority of votes cast for election in an uncontested election, that director must, promptly following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Corporate Governance & Nominating Committee (the “Governance Committee”) for consideration by the Board. The Governance Committee (excluding, if applicable, the director who tendered the resignation) will consider the tendered resignation and make a recommendation to the Board. The Board (excluding the director who tendered the resignation) will evaluate whether to accept or reject the resignation or take any other action in light of the best interests of the Company and its stockholders. In making this determination, the Board (and, in making its recommendation to the Board, the Governance Committee) may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to BMC, the overall composition of the Board and whether accepting the resignation would cause BMC to fail to meet any applicable rule or regulation. The resignation policy provides that the Board will accept or reject the resignation within 90 days of the date of the stockholders’ meeting at which the election occurred and that we will promptly and publicly disclose the Board’s decision and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Voting of Proxies

If you have already voted by using the white proxy card included with the Company’s original Proxy Statement, or the green proxy card included with Elliott’s proxy statement, you may revoke it by subsequently voting on the WHITE proxy card enclosed with this Supplement. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

If you (i) previously submitted the WHITE proxy card enclosed with our original proxy statement (the “Old Proxy Card”), and (ii) do not submit the revised WHITE proxy card enclosed with this proxy statement supplement (the “Revised Proxy Card”), then your votes will be cast as you directed in the Old Proxy Card. In addition, if you voted FOR ALL or WITHHOLD ALL with respect to the director nominees in the Old Proxy Card, your vote will be cast in the same manner with respect to Messrs. Dillon and Schaper. If you voted in such a manner and wish to change your vote with respect to Messrs. Dillon and Schaper, you must submit a Revised Proxy Card.

If you submitted or submit an unrevoked green proxy card included with Elliott’s proxy statement, your shares will not be included in determining whether or not a quorum is present and will not be counted in tabulating the number of votes cast. In that case, your vote on the green proxy card included with Elliott’s proxy statement will have no effect on the outcome of the voting. However, if you hold shares in street name through a broker and do not provide new instructions to your broker as to how to vote, your broker can vote your shares at its discretion, in which case your shares will be included in determining whether or not a quorum is present and will be counted in tabulating the number of votes cast.

Background

On May 3, 2012, Elliott Associates delivered a notice to the Company proposing to nominate a slate of five nominees to stand for election at the Annual Meeting. The notice also included a proposal to repeal any provision or amendments of the Company’s bylaws adopted by the Board subsequent to November 10, 2010 and prior to the Annual Meeting without the approval of the Company’s stockholders (the “Stockholder Proposal”).

On June 5, 2012, the Company began soliciting proxies for its nominees pursuant to the Proxy Statement. On June 14, 2012, Elliott began soliciting proxies for four nominees, a select number of the Company’s nominees and the Stockholder Proposal pursuant to its definitive proxy statement.

On July 2, 2012, as stated above, the Company and Elliott entered into the Settlement Agreement, which provides that the Company will increase the size of its Board from ten to twelve directors, effective as of the Annual Meeting, and nominate on the Company’s proxy card two of Elliott’s candidates, John M. Dillon and Carl James Schaper, for election as new directors at the Annual Meeting. The Settlement Agreement also provides that Elliott will immediately cease efforts related to its own proxy solicitation, and withdraw its proxy statement, its own nominations and the Stockholder Proposal.

In the event of election to the Board, Mr. Dillon will join the Company’s M&A Committee and Mr. Schaper will join the Company’s Compensation Committee.

Other elements to the Settlement Agreement include:

•

The Company agreed the size of the Board may be increased to more than twelve directors during the term of the Settlement Agreement only (i) after the Annual Meeting and (ii) upon a unanimous vote of the Board;

•

Elliott agreed to vote its shares of the Company’s common stock in support of the revised slate of directors and the other matters to be voted upon as set forth in the WHITE proxy card for the Annual Meeting;

•

Elliott further agreed, during the term of the Settlement Agreement, not to, among other things and subject to certain exceptions: (i) effect or seek to effect, whether alone or in concert with others, any extraordinary transaction involving the Company, (ii) form, join, encourage, influence, advise or in any way participate in a “group” as defined in Section 13(d)(3) of the United States Securities Exchange Act of 1934 (the “Exchange Act”), (iii) make any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act), (iv) make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise), (v) enter into any voting trust or similar arrangement, or (vi) enter into any discussions, negotiations, agreements or understandings with any third party with respect to the foregoing; and

•

The Settlement Agreement will terminate on the earlier of (i) the Company’s material breach of its obligations with respect to the nomination and appointment to the respective committees of Messrs. Dillon and Schaper, (ii) the date that is 30 days prior to the expiration of the earlier of the Company’s advance notice period for the nomination of directors or the Company’s advance notice period for the submission of proposals at the 2013 annual meeting of stockholders (which dates do not refer to the date for submission of stockholder proposals as established by Rule 14a-8 of the Exchange Act), (iii) the date that each of the Elliott Nominees has resigned or been removed from any committee of the Board to which such Elliott Nominee has been appointed, other than as a result of their inability to serve and (iv) such other date as established by mutual consent of the Company and Elliott.

The Company filed a copy of the Settlement Agreement with the SEC on July 3, 2012 as Exhibit 10.1 to its Current Report on Form 8-K. The Settlement Agreement contains additional terms to those summarized above. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

ELECTION OF DIRECTORS

The Company’s Board will consist of twelve directors to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Certain information concerning each of the nominees is set forth below:

Director Nominees

Robert E. Beauchamp. Mr. Beauchamp has served as Chairman of the Board since October 2008 and has served as our President and Chief Executive Officer and a member of the Board since January 2001. He brings to these positions a thorough understanding of our business with experience in key areas, including business strategy, research and development, marketing and sales. Mr. Beauchamp joined us in 1988, dedicating six years to the sales organization and progressing from senior account representative to sales manager. While in sales he gained a solid understanding of the business issues our customers face on a daily basis. He joined our marketing organization in 1994, becoming Vice President, Strategic Marketing & Development in 1996, and subsequently assumed responsibility for our mergers and acquisitions efforts. Prior to his selection as President and Chief Executive Officer, he further developed his knowledge of our Company and the software business as Senior Vice President of Product Management and Development. Mr. Beauchamp has been active and served on the boards of numerous non-profit, industry and civic organizations during his career and currently serves on the board of National Oilwell Varco, Inc., a public company, and as a member of the Board of Regents for Baylor University.

As the Company’s Chief Executive Officer for the past 11 years and an employee of the Company with increasing levels of responsibility for over 20 years, Mr. Beauchamp brings to the Board extensive knowledge of the software industry and an in-depth understanding of all aspects of the Company, including its customers, operations, competitive landscape and key business drivers.

Jon E. Barfield. Mr. Barfield has served as our Lead Director since January 2010 and has been a director since 2001. Mr. Barfield is the President and Chief Executive Officer of LJ Holdings Investment Company LLC, a private investment company. In March 2012, he retired from The Bartech Group, Inc. where he served since 1981 as President, and from 1995 to March 2012 as Chairman and President, of this talent acquisition and management firm based in Livonia, Michigan, which specializes in managing human capital procurement for regional, national and global corporations, the placement of engineering and information technology professionals and business process consulting services. Mr. Barfield is a director of CMS Energy Corporation, a public company. Within the past five years, Mr. Barfield also served as a director of the following public companies: Dow Jones & Company, Motorola Mobility Holdings, Inc. and National City Corporation.

A graduate of Princeton University and Harvard Law School, Mr. Barfield brings to the Board legal knowledge and experience, having practiced corporate and securities law at Sidley Austin LLP. His qualifications to serve as a director stem primarily through his experiences as a senior leader, and his varied service as a director with considerable experience regarding legal risk oversight and risk management, financial reporting, attracting and retaining key talent and related human resources experience, corporate governance, and mergers and acquisitions. He served for many years as chairman of the audit committee of the Princeton University Board of Trustees, and he is currently a director of Blue Cross Blue Shield of Michigan and Business Leaders for Michigan.

Gary L. Bloom. Mr. Bloom has been a director since 2007. Mr. Bloom is currently the President and Chief Executive Officer of MarkLogic Corporation, a privately held software company, having assumed this role in May 2012. From March 2010 until January 2012, he served as Chief Executive Officer of eMeter, Inc., a privately held software company that was acquired by Siemens Corporation in January 2012. From December 2006 to December 2009, Mr. Bloom was a consultant of Texas Pacific Group, a global private investment firm. Mr. Bloom served as Vice Chairman and President of Symantec Corporation from July 2005 to March 2006. Mr. Bloom joined Symantec through its merger with VERITAS Software Corporation, where he served as President and Chief Executive Officer from November 2000 to January 2002, and Chairman, President and Chief Executive Officer from January 2002 to July 2005. Mr. Bloom joined VERITAS after a 14-year career with Oracle Corporation, rising to the rank of Executive Vice President. During the past five years, Mr. Bloom served on the board of Taleo Corporation until it was acquired by Oracle in April 2012.

Through his more than 20 years of software company experience, including as a former Chief Executive Officer of a publicly traded software company, and service on other public software company boards, Mr. Bloom brings to the Board extensive knowledge of the software industry and specific insights into the operational and strategic issues facing the Company. Mr. Bloom also brings to the Board technology M&A experience both as a CEO and as a board member.

John M. Dillon. Mr. Dillon currently serves as a director of TransAct Technologies Incorporated, a global leader in market-specific printers for transaction-based industries, a role he has served in since June 2011. Mr. Dillon also serves as the CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications, a role he has served in since January 2009. Prior to joining Engine Yard, Mr. Dillon served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002 to 2008. Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions. Mr. Dillon began his career as a Systems Engineer for Electronic Data Systems Corporation (EDS) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation. Mr. Dillon holds a Bachelor’s degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University.

Mr. Dillon served on active duty in the nuclear submarine service for five years before beginning his civilian career. Mr. Dillon is also a director at Intacct Corporation and Centerpointe Community Bank and previously served as director of several other companies. The attributes, skills and qualifications that Mr. Dillon has obtained through his experience in the high technology industry will provide the Board and the Company with valuable insight.

Meldon K. Gafner. Mr. Gafner is a private investor. For the last five years, he has been self-employed as a consultant in the communications technology field. From 1988 to 1997, he served in various leadership roles, including as CEO and Vice Chairman, with ComStream Corporation, a privately held manufacturer of high-speed satellite earth stations for data distribution.

As a result of his professional experiences, Mr. Gafner possesses knowledge and experience in management of companies focusing on technology-driven innovation. Mr. Gafner has also served for more than 20 years on the Board affording institutional continuity and industry knowledge accumulated through various industry and economic cycles and through the Company’s growth during that period.

Mark J. Hawkins. Mr. Hawkins has been a director since May 2010. Mr. Hawkins has served as Executive Vice President and Chief Financial Officer of Autodesk, Inc. since April 2009. Prior to joining Autodesk, Mr. Hawkins served as Chief Financial Officer and Senior Vice President of Finance and Information Technology at Logitech International S.A. from April 2006 to April 2009. He was employed by Dell Inc. in various finance roles from 2000 to 2006, most recently serving as Vice President of Finance for worldwide procurement and logistics. Prior to joining Dell, Mr. Hawkins was employed by Hewlett-Packard Company for 18 years in finance and business-management roles.

As a chief financial officer of a publicly traded software company, Mr. Hawkins brings to the Board global financial management expertise in the technology industry, including experience in the areas of accounting, capital markets and information technology management.

Stephan A. James. Mr. James has been a director since May 2010. Mr. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 to 2006. Mr. James serves as a director of the following public companies: Fidelity National Information Services, Inc. and Navigant Consulting, Inc. Within the past five years, Mr. James also served as a director of the following public companies: CDW Corporation and Metavante Technologies, Inc.

Mr. James brings to the Board valuable and extensive business and strategic experience in the management and operations of a large, complex international technology-based professional services and outsourcing organization. In addition, Mr. James possesses significant public company board experience.

P. Thomas Jenkins. Mr. Jenkins has been a director since 2004. Mr. Jenkins currently serves as Executive Chairman of the Board and Chief Strategy Officer of Open Text Corporation, a publicly traded software company and a leader in providing enterprise content management. Mr. Jenkins was appointed Chief Strategy Officer of Open Text in August 2005. He served as Chief Executive Officer of Open Text from July 1997 to July 2005. From December 1994 to July 1997, Mr. Jenkins held progressive executive positions with Open Text.

Mr. Jenkins brings to the Board a wealth of executive knowledge and extensive business strategy, operational and management experience in the software industry.

Louis J. Lavigne. Jr. Mr. Lavigne has been a director since 2008. Mr. Lavigne is currently a management consultant specializing in the areas of corporate finance, accounting and strategy. Mr. Lavigne retired in March 2005 as Executive Vice President and Chief Financial Officer of Genentech, Inc. He served as Genentech’s Chief Financial Officer from 1988 to 2005. Mr. Lavigne became the Controller in May 1983 and an officer of Genentech in February 1984. Mr. Lavigne serves as a director and as Chairperson of the board of Accuray Incorporated and as a director of Allergan, Inc., both public companies. Mr. Lavigne previously served on our Board from October 2004 to February 2007. Within the past five years, Mr. Lavigne also served as a director of Kyphon, Inc., a public company. Mr. Lavigne also serves as a trustee of the California Institute of Technology (“CalTech”), Babson College and Children’s Hospital Oakland.

As a former chief financial officer of a large, complex publicly traded company and a current and former member of numerous public company boards, Mr. Lavigne brings to the Board financial expertise and extensive experience in business operations, strategy, accounting and public company governance.

Kathleen A. O’Neil. Ms. O’Neil has been a director since 2002. She is the President and Chief Executive Officer of Liberty Street Advisors, LLC, a company that she founded in 2001. Liberty Street Advisors, LLC advises public and private companies on corporate governance, risk management, strategy development, infrastructure needs, leadership alignment and execution of change initiatives. Prior to her work at Liberty Street Advisors, Ms. O’Neil was employed at IBM as General Manager of the company’s Global Financial Markets Infrastructure Group from January 2001 to September 2001. Prior to joining IBM, Ms. O’Neil served for 24 years at the Federal Reserve Bank of New York in a series of executive roles including Chief Operations Officer, Chief Financial Officer, Chief Administrative Officer and Chief Risk Officer. Ms. O’Neil is a member of the board of directors of Guidance Software, Inc., a public company. Ms. O’Neil also serves on the board of trustees of the Motley Fool Funds Trust and is a member of the board of directors of MetLife Bank, N.A., a subsidiary of MetLife, Inc.

As a result of Ms. O’Neil’s professional experiences, she provides the Board with financial expertise, experience in risk management, executive managerial experience and extensive knowledge of corporate governance.

Carl James Schaper. In June 2002, Mr. Schaper founded Infor Global Solutions (“Infor”), which has now grown to approximately 85,000 customers, and 13,000 employees operating from 116 offices in 34 countries globally. Mr. Schaper has served as Chairman of the Board of Directors of Infor since December 2010 and in his role as Chairman, Mr. Schaper is responsible for managing Infor’s Board of Directors and assisting management in setting corporate strategy, ensuring Infor’s investments continue to drive growth, superior performance, and customer satisfaction. Prior to that, Mr. Schaper served as Chairman, President & CEO of Infor from June 2002 to December 2010. Since January 2000, Mr. Schaper has been an operating partner of Golden Gate Capital, a private equity firm.

In addition, Mr. Schaper also serves on the boards of SnagAJob.com, Inc., Attachmate Corp. and Q2ebanking Software since 2012. Mr. Schaper has over 30 years of experience in the technology industry. Previously, he served as the Chairman and CEO of Primis Corporation. Prior to Primis, he served as the Chief Operating Officer of Medaphis Corporation. In addition to these roles, Mr. Schaper has served as the Chief Operating Officer of Dun and Bradstreet Software. The attributes, skills and qualifications that Mr. Schaper has obtained through his extensive management experience in the software and technology marketplace will provide the Board and the Company with valuable industry knowledge and management experience.

Tom C. Tinsley. Mr. Tinsley has been a director since 1997. He is an Advisory Director with General Atlantic Partners, a private equity investment firm. He previously served as a Partner of General Atlantic Partners from 2001 to December 2010 and as a Special Advisor to General Atlantic Partners from 1999 to 2001. Mr. Tinsley joined Baan Company N.V., in November 1995 as President and Chief Operating Officer and served in that position until June 1999. Prior to joining Baan, he was a Director at McKinsey & Company, Inc., where he was employed for eighteen years. Mr. Tinsley serves on the board of Net 1 UEPS Technologies, Inc., a public company, and Intermedia, a privately held company. During the past five years, Mr. Tinsley served on the board of directors of Critical Path, Inc., which was publicly traded until April 2008.

Mr. Tinsley brings to the Board managerial experience in the software industry and, by virtue of his fourteen years of service on the Board, extensive knowledge of the Company. The Board also values and benefits from Mr. Tinsley’s experience in evaluating, investing in and acquiring technology companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of Common Stock beneficially owned, as of June 29, 2012, by each current director, by each Named Executive Officer listed in the Fiscal 2012 Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power over all shares beneficially owned.

Name	Shares Owned	Shares Covered by Exercisable Options (1)	Shares Issuable Upon Vesting of RSUs(2)	Total Beneficial Ownership	Percent of Common Stock
Jon E. Barfield	5,697	30,000	5,454	41,151	*
Robert E. Beauchamp	391,883	1,111,000	—	1,502,883	*
Gary L. Bloom	16,478	57,500	5,454	79,432	*
John M. Dillon	—	—	—	—	—
Meldon K. Gafner	36,378	150,000	5,454	191,832	*
Mark J. Hawkins	9,248	—	5,454	14,702	*
Stephan A. James	12,075	—	5,454	17,529	*
P. Thomas Jenkins	7,893	90,000	5,454	103,347	*
Louis J. Lavigne, Jr.	16,378	47,500	5,454	69,332	*
Kathleen A. O’Neil	21,778	175,000	5,454	202,232	*
Carl James Schaper	—	—	—	—	—
Tom C. Tinsley	9,403	100,000	5,454	114,857	*
Kia Behnia	45,996	58,375	—	104,371	*
Kenneth W. Berryman	9,728	—	—	9,728	*

Name	Shares Owned	Shares Covered by Exercisable Options (1)	Shares Issuable Upon Vesting of RSUs(2)	Total Beneficial Ownership	Percent of Common Stock
William D. Miller	—	57,626	—	57,626	*
Stephen B. Solcher	15,915	69,286	—	85,201	*
All directors and executive officers as a group (21 persons)	689,549	2,079,183	49,086	2,817,818	1.7%

*	Represents less than one percent.
(1)	These are shares that may be acquired upon exercise of stock options which are either exercisable or become exercisable within sixty days after June 29, 2012 under our equity incentive plans.
(2)	These are shares that may be acquired upon the vesting of RSUs which vest within sixty days after June 29, 2012 under our equity incentive plans.

OTHER MATTERS

To streamline Board operations, the Governance Committee recommended, and the Board recently approved, several changes to Board committee membership. Effective July 1, 2012, the members of the committees are as set forth in the following table.

Director	Audit	Compensation	Corporate Governance & Nominating	Mergers and Acquisitions
Jon E. Barfield	X		X
Gary L. Bloom		Chair		X
Meldon K. Gafner		X	X
Mark J. Hawkins	X		X
Stephan A. James		X		X
P. Thomas Jenkins	X			Chair
Louis J. Lavigne, Jr	Chair			X
Kathleen A. O’Neil	X		Chair
Tom C. Tinsley		X		X

Our Board knows of no matters to be submitted at the 2012 Annual Meeting other than the matters described in the Proxy Statement and this Supplement. If any other matters properly come before the 2012 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend.

We will pay the costs of soliciting proxies from shareholders. In addition to soliciting proxies by mail, our directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on our behalf, without additional compensation, other than the time expended and telephone charges in making such solicitations. We have hired D.F. King & Co., Inc. to assist in the solicitation of proxies at a fee estimated not to exceed $700,000, of which approximately $510,000 has been spent to date. In addition, we have agreed to reimburse D.F. King & Co., Inc. for its reasonable out-of-pocket expenses. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

BMC SOFTWARE, INC.

2101 CITYWEST BLVD.

HOUSTON, TX 77042-2827

VOTE BY INTERNET WWW.FIRSTCOASTRESULTS.COM/BMC.HTML

Visit the Internet voting Website at http://www.firstcoastresults.com/bmc.html.

Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on July 24, 2012.

VOTE BY TELEPHONE 1-800-303-7885

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-303-7885, 24 hours a day,

7	days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed.

Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT)

on July 24, 2012.

VOTE BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to D.F. King & Co., Inc., c/o First Coast Results Inc./Independent

Tabulator, P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you are

voting by telephone or the Internet, please do not mail your proxy card.

Vote by Internet Vote By Telephone Vote by Mail

Access the Website and Call Toll-Free using a Sign and return your proxy submit your proxy: touch-tone telephone: in the postage-paid

www.firstcoastresults.com/bmc.html 1-800-303-7885 envelope provided.

THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY BMC SOFTWARE,

ARE AVAILABLE FREE OF CHARGE ONLINE AT WWW.DFKING.COM/BMC

Control Number

DETACH BELOW AND RETURN USING THE ENVELOPE

PROVIDED ONLY IF YOU ARE VOTING BY MAIL

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE BOARD OF DIRECTORS’ DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.

1. To elect twelve directors to our Board of Directors, each to serve until the next annual stockholders’ meeting and until his or her respective successor has been duly elected and qualified.

FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

1a.Robert E. Beauchamp q q q 1g.Stephan A. James q q q

1b. Jon E. Barfield q q q 1h.P. Thomas Jenkins q q q

1c. Gary L. Bloom q q q 1i. Louis J. Lavigne, Jr. q q q

1d.John M. Dillon q q q 1j. Kathleen A. O’Neil q q q

1e.Meldon K. Gafner q q q 1k. Carl James Schaper q q q

1f. Mark J. Hawkins q q q 1l. Tom C. Tinsley q q q

FOR AGAINST ABSTAIN 5. To transact any and all other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

2. To approve the BMC Software, Inc. q q q

2013 Employee Stock Purchase Plan.

3. To ratify the appointment by our Audit q q q

Committee of Ernst & Young LLP as

the independent registered public

accounting firm of BMC Software, Inc.

for the fiscal year ending

March 31, 2013.

4. To approve executive compensation q q q

on an advisory basis.

Shareholder Sign Here Date

Shareholder (Joint Owner) Sign Here Date

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign. When signing as Executor, administrator,

attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BMC SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

MARK, SIGN, DATE AND RETURN YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN

THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET OR TELEPHONE, MUST BE RECEIVED

NO LATER THAN 11:59 P.M., EDT, ON JULY 24, 2012, TO BE INCLUDED IN THE VOTING RESULTS.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

BMC SOFTWARE, INC.

Annual Meeting of Stockholders

July 25, 2012 8:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick K. Tagtow and Christopher C. Chaffin and each of them, with or without the other, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the 2012 Annual Meeting of Stockholders of BMC Software, Inc. to be held in the Gateway IV room at the Grand Hyatt DFW, 2337 South International Parkway, DFW Airport, Texas 75261 on July 25, 2012, at 8:00 a.m., local time, and all adjournments and postponements thereof. The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting of Stockholders.

If shares of BMC Software, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such Plans, a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of BMC Software, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

The proxy will be voted as you specify on the reverse side. If no specification is made, this proxy will be voted with respect to item (1) FOR the Board of Directors’ nominees listed, (2) FOR the BMC Software, Inc. 2013 Employee Stock Purchase Plan,

(3)	FOR ratification of the appointment of Ernst and Young LLP as independent registered public accounting firm of BMC

Software, Inc. for the fiscal year ending March 31, 2013, and (4) FOR the approval of executive compensation on an advisory basis, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)